10f-3 REPORT

                     SALOMON BROTHERS SMALL CAP GROWTH FUND

                    October 1, 1998 through December 31, 1998

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

                         Trade                                   Purchase                      % of
Issuer                   Date                Selling Dealer      Amount         Price          Issue(1)

MONY Group               11/10/98            Goldman Sachs       $1,175,000     $23.50         0.44 A

the globe.com            11/12/98            Bear Stearns        $9,000         $9.00          0.03B
E-tek Dynamics           12/1/98             Goldman Sachs       $60,000        $12.00         0.10C

Ticketmaster             12/2/98             Montgomery          $70,000        $14.00         0.07D
  Online-CitySearch











                           (1) Represents purchases by all affiliated funds; may
                               not exceed 25% of the offering.


         A - Includes  purchases of $940,000 by other affiliated mutual funds. B
         - Includes purchases of $7,200 by other affiliated mutual funds. C - Includes purchases of $30,000 by other affiliated mutual funds. D - Includes purchases of $35,000 by other affiliated mutual funds.



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                                             SALOMON BROTHERS
                                       SMALL CAP GROWTH  FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                            Tweeter Home Entertainment Group, Inc.
DATE OF PURCHASE:                                             July 16, 1998
NUMBER OF SHARES PURCHASED:                                   5,000
AGGREGATE PURCHASE PRICE:                                     $85,000
PRICE PER SHARE:                                              $17.00
UNDERWRITING SPREAD:                                          $1.19
% GROSS UNDERWRITING SPREAD:                                        7.00%
SHARES OFFERED:                                               2,710,000
TOTAL OFFERING:                                               $46,070,000
25% OF OFFERING:                                              $11,517,500
BROKER:                                                       BT Alex Brown


Note: The above represents the only stock purchased by funds in the Salomon Brothers complex.


The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended.




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                                SALOMON BROTHERS
                                      SMALL CAP GROWTH FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                                                EQUANT
DATE OF PURCHASE:                                             July 20, 1998
NUMBER OF SHARES PURCHASED:                                   2,500
AGGREGATE PURCHASE PRICE:                                     $67,500
PRICE PER SHARE:                                              $27
UNDERWRITING SPREAD:                                          $1.4175
% GROSS UNDERWRITING SPREAD:                                        5.25%
SHARES OFFERED:                                               26,129,118
TOTAL OFFERING:                                               $705,486,186
25% OF OFFERING:                                              $176,371,547

BROKER:                                                       Morgan Stanley
                                                                 Dean Witter




Note: A total of 8,000 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $216,000.

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended.

                             SALOMON BROTHERS TOTAL RETURN FUND

                                    PURCHASE PURSUANT TO
                                           RULE 10f-3 OF ICA


NAME OF STOCK:                                                USEC Inc.
DATE OF PURCHASE:                                             July 22, 1998
NUMBER OF SHARES PURCHASED:                                   178,600
AGGREGATE PURCHASE PRICE:                                     $2,545,050
PRICE PER SHARE:                                              $14.25
UNDERWRITING SPREAD:                                          $.42322
% GROSS UNDERWRITING SPREAD:                                        2.97%
SHARES OFFERED:                                               100,000,000
TOTAL OFFERING:                                               $1,425,000,000
25% OF OFFERING:                                              $356,250,000

BROKER:                                                       Morgan Stanley
                                                                 Dean Witter




Note: A total of 180,400 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $2,570,700

The above purchase was made in accordance with the procedures adopted by the Board of Directors pursuant to Rule 10(f)3 of the Investment Company Act of 1940, as amended.